                                                                   EXHIBIT 10.10


                            BUCKEYE TECHNOLOGIES INC.

                                CREDIT AGREEMENT

                                 Amendment No. 1

         This Agreement, dated as of September 7, 2001 (this "Agreement"), is among Buckeye Technologies Inc., a Delaware corporation, its subsidiaries set forth on the signature pages hereto, and Fleet National Bank, as Agent for itself and the other Lenders under the Credit Agreement referred to below. The parties agree as follows:

1. Credit Agreement; Definitions. This Agreement amends the Credit Agreement dated as of April 16, 2001 among the parties hereto and certain lenders (as amended and in effect prior to giving effect to this Agreement, the "Credit Agreement"). Terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") and not otherwise defined herein are used with the meaning so defined.

2. Amendment of Credit Agreement. Effective on the date all the conditions set forth in Section 4 hereof are satisfied (the "Amendment Date"), the Credit Agreement is amended as follows:

         2.1.     Amendments of Section 1.

                  2.1.1. The definition of "Applicable Margin" in Section 1 of the Credit Agreement is amended to read in its entirety as follows:

                           ""Applicable Margin" means (a) through the third
                  Banking Day after quarterly financial statements have been forwarded by the Company to the Lenders in accordance with
                  Section 6.4.2 for the fiscal quarter ended March 31, 2001, the second highest applicable percentage rate set forth in the table below and (b) on each day thereafter, the percentage in the table below indicated by the ratio which (a) Consolidated Total Debt on the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to have been) furnished by the Company to the Lenders in accordance with Section 6.4.1 or 6.4.2, as the case may be, prior to the first day of such month bore to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter:



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

         Ratio of Consolidated Total         Applicable              Commitment
         Debt to Consolidated EBITDA           Margin                 Fee Rate
         ---------------------------           ------                 --------

         Greater than or equal to 4.75          3.250%                 0.400%

         Greater than or equal to 4.25          2.750%                 0.400%
         but less than 4.75

         Greater than or equal to 3.75          1.500%                 0.375%
         but less than 4.25

         Greater than or equal to 3.50          1.375%                 0.375%
         but less than 3.75

         Greater than or equal to 3.00          1.250%                 0.300%
         but less than 3.50

         Greater than or equal to 2.50          1.000%                 0.250%
         but less than 3.00

         Less than 2.50                         0.750%                 0.250%

         Changes in the Applicable Margin shall occur on the third Banking Day after quarterly financial statements have been furnished to the Agent in accordance with Sections 6.4.1 or 6.4.2 from time to time. In the event that the financial statements required to be delivered pursuant to Section 6.4.1 or 6.4.2, as applicable, are not delivered when due, then during the period from the third Banking Day following the date such financial statements were due until the third Banking Day following the date on which they are actually delivered, the Applicable Margin shall be the maximum amount set forth in the table above.

         Commencing on the effective date of Amendment No. 1 hereto, the Applicable Margin will be 3.250% and the Commitment Fee Rate will be 0.400% until financial statements for the first fiscal quarter ending after such effective date are provided to the Lenders by the Company in accordance with Section 6.4.2, whereupon the Applicable Margin and the Commitment Fee Rate will be determined in accordance with the table above."

                  2.1.2. The definition of "Base Rate" in Section 1 of the Credit Agreement is amended to read in its entirety as follows:

                           ""Base Rate" means, on any date, the greater of (a)
                  the rate of interest announced by Fleet at the Boston Office as its prime rate or (b) the sum of 1/2% plus the Federal Funds Rate; provided, however, that at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2, "Base Rate" shall mean the sum of 1.75% plus the greater of clauses (a) and (b) above."

                  2.1.3. Section 1 of the Credit Agreement is amended by adding immediately after the definition of "Consolidated Total Net Debt" the following definition of "Consolidated Total Net Senior Debt" to read in its entirety as follows:

                           ""Consolidated Total Net Senior Debt" means, at any
                  date, the remainder of (a) Consolidated Total Net Debt minus
                  (b) the principal amount of Financing Debt contractually subordinated to the Credit Obligations in a manner permitted hereby or otherwise satisfactory to the Required Lenders."

                  2.1.4. Section 1 of the Credit Agreement is amended by adding immediately after the definition of "Net Asset Sale Proceeds" the following definition of "Net Equity Proceeds" to read in its entirety as follows:

                           ""Net Equity Proceeds" means the cash proceeds (net
                  of reasonable out-of-pocket fees and expenses) received by the Company or any of its Subsidiaries in connection with any issuance by the Company or any of its Subsidiaries after the Initial Closing Date of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than any Obligors or their officers, employees and directors)."

                  2.1.5.   The definition of "Receivables Securitization" in
                           Section 1 of the Credit Agreement is amended to read in its entirety as follows:

                           ""Receivables Securitization" means the sale, pledge
                  or other disposition by the Company or any of its Subsidiaries, with or without recourse, of a bulk group of its accounts receivables in exchange for cash pursuant to an accounts receivable purchase facility containing terms substantially similar to the summary terms provided to the Lenders prior to the effectiveness of Amendment No. 1 hereto and on more complete terms satisfactory to the Agent, or pursuant to other programs or facilities approved by the Required Lenders."

                  2.1.6. The definition of "Receivables Securitization Proceeds" in Section 1 of the Credit Agreement is amended to read in its entirety as follows:

                           ""Receivables Securitization Proceeds" means the
                  monthly amount of cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) received by the Company and its Subsidiaries from the purchaser under a Receivables Securitization in respect of uncollected accounts receivable sold pursuant to such Receivables Securitization net of collection proceeds during such month from accounts receivable previously sold pursuant to such Receivables Securitization."

         2.2. Amendment of Section 2.1.2. Section 2.1.2 of the Credit Agreement is amended to read in its entirety as follows:

                  "2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means the lesser of:

                  (a)(i) $215,000,000 minus (ii) Net Asset Sale Proceeds to the extent (A) such Net Asset Sale Proceeds exceed both (1) $5,000,000 in any fiscal year and (2) $25,000,000 in the aggregate after the Initial Closing Date and (B) the amount of such excess in the foregoing clause
         (A) is not allocated to an effective Permitted Reinvestment Reserve Amount, minus (iii) Receivables Securitization Proceeds to the extent such Receivables Securitization Proceeds exceed $30,000,000 in the aggregate after the Initial Closing Date, minus (iv) Net Equity Proceeds received at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2, minus (v) $15,000,000 at any time when neither a Supported Irish Loan nor a Letter of Credit for the benefit of an Irish Lender is outstanding; or

                  (b) the amount (in an integral multiple of $1,000,000) to which the Maximum Amount of Revolving Credit shall have been irrevocably reduced from time to time by notice from the Company to the Agent."

         2.3. Amendment of Section 4.2.3. Section 4.2.3 of the Credit Agreement is amended to read in its entirety as follows:

                  "4.2.3. Receivables Securitization Proceeds. Upon receipt of Receivables Securitization Proceeds by the Company or any of its Subsidiaries, the Company shall within one Banking Day pay to the Agent as a prepayment of the Loan to be applied as provided in Section 4.4.2 the lesser of (a) the amount of such Receivables Securitization Proceeds in excess of $30,000,000 in the aggregate after the Initial Closing Date or (b) the amount of the Revolving Loan."

         2.4. Addition of Section 4.2.5. Section 4.2 of the Credit Agreement is amended by adding immediately after Section 4.2.4 new
                  Section 4.2.5 to read in its entirety as follows:

                  "4.2.5. Net Equity Proceeds. Upon receipt of Net Equity Proceeds by the Company or any of its Subsidiaries at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2, the Company shall within one Banking Day pay to the Agent as a prepayment of the Loan to be applied as provided in Section 4.4.2 the lesser of (a) the amount of such Net Equity Proceeds or (b) the amount of the Revolving Loan."

         2.5. Amendment of Section 4.4.2. Section 4.4.2 of the Credit Agreement is amended so that the last sentence thereof reads in its entirety as follows:

                  "Contingent mandatory prepayments pursuant to Sections 4.2.2,
         4.2.3 and 4.2.5 shall be applied first to the Revolving Loan, with any balance to the Swingline Loan, with any balance to the Money Market Loan, with any balance to be held as cash collateral for Letter of Credit Exposure in accordance with Section 4.4."

         2.6. Amendment of Section 6.4.3. Section 6.4.3 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.4.3. Monthly Reports; Weekly Irish Loan Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 30 days after the end of each month, the internally prepared financial data for such month in the form prepared by management for its internal purposes. The Company shall furnish to the Agent and the Irish Lenders by Friday of each week a summary of outstanding Irish Loans as of Friday of the previous week. The Company shall furnish to the Agent on a monthly basis a description of any Receivables Securitizations consummated during such month, including calculations showing the accounts receivable sold pursuant to such Receivables Securitization during such month, the amount of Receivables Securitization Proceeds received during such month and such other information with respect to such Receivables Securitization as the Agent may reasonably request."

         2.7. Amendment of Section 6.4.7. Section 6.4.7 of the Credit Agreement is amended by adding the following sentence at the end thereof:

                  "Upon the reasonable request of the Agent, the Agent's commercial finance examiners may conduct field audits of the Company and its Subsidiaries."

         2.8. Amendment of Section 6.5.2. Section 6.5.2 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.5.2. Consolidated Total Net Debt to Consolidated EBITDA. Consolidated Total Net Debt as of the end of any fiscal quarter of the Company shall not exceed the applicable percentage set forth in the table below of Consolidated EBITDA for the period of four consecutive fiscal quarters then ending:

          Fiscal Quarter Ending                                 Percentage
          ---------------------                                 ----------
          Prior to June 30, 2001                                   400%
          June 30, 2001                                            425%
          September 30, 2001                                       540%
          December 31, 2001                                        650%
          March 31, 2002                                           690%
          June 30, 2002                                            650%
          September 30, 2002                                       560%
          December 31, 2002                                        400%
            through March 31, 2003
          June 30, 2003                                            375%
            through December 31, 2003
          March 31, 2004                                           350%"
            and thereafter

         2.9. Amendment of Section 6.5.3. Section 6.5.3 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.5.3. Consolidated EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, Consolidated EBITDA shall equal or exceed the percentage of Consolidated Interest Expense set forth in the table below:

          Fiscal Quarter Ending                                 Percentage
          ---------------------                                 ----------
          Prior to September 30, 2001                              300%
          September 30, 2001                                       260%
          December 31, 2001                                        215%
          March 31, 2002                                           200%
              through June 30, 2002
          September 30, 2002                                       230%
          December 31, 2002                                        300%
          March 31, 2003                                           315%
          June 30, 2003                                            325%"
            and thereafter

         2.10. Amendment of Section 6.5.4. Section 6.5.4 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.5.4. Consolidated EBITDA Minus Capital Expenditures to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, the excess of consolidated EBITDA minus Capital Expenditures of the Company and its Subsidiaries shall equal or exceed the percentage of Consolidated Interest Expense set forth in the table below, provided, however, that for the purposes of this Section 6.5.4, Capital Expenditures shall exclude capital expenditures for the construction of an air-laid facility in Gaston, North Carolina in an amount not exceeding $85,000,000 for any fiscal quarter and $95,000,000 in the aggregate:

          Fiscal Quarter Ending                                 Percentage
          ---------------------                                 ----------
          Prior to September 30, 2001                              175%
          September 30, 2001                                       115%
          December 31, 2001                                        100%
             through March 31, 2002
          June 30, 2002                                            120%
          September 30, 2002                                       1150%
          December 31, 2002                                        175%"
             and thereafter




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

         2.11. Addition of Section 6.5.5. Section 6.5 of the Credit Agreement is amended by adding immediately after Section 6.5.4 new
                  Section 6.5.5 to read in its entirety as follows:

                  "6.5.5. Consolidated Total Net Senior Debt to Consolidated EBITDA. Consolidated Total Net Senior Debt as of the end of any fiscal quarter of the Company set forth in the table below shall not exceed the applicable percentage set forth in the table below of Consolidated EBITDA for the period of four consecutive fiscal quarters then ending:

          Fiscal Quarter Ending                                 Percentage
          ---------------------                                 ----------
          September 30, 2001                                        225%
          December 31, 2001                                         270%
          March 31, 2002                                            285%
          June 30, 2002                                             265%
          September 30, 2002                                        225%"
             and thereafter


         2.12. Amendment of Section 6.6.7. Section 6.6.7 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.6.7. To the extent permitted by Section 6.7.8, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.7 and by Section 6.6.18 at any one time outstanding shall not exceed $50,000,000, and provided, further, that at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2, the aggregate principal amount of all Indebtedness permitted by this Section 6.6.7 and by
         Section 6.6.18 at any one time outstanding shall not exceed
         $10,000,000."

         2.13. Amendment of Section 6.6.10. Section 6.6.10 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.6.10. Guarantees by the Company of loans by third parties to its employees in an amount not to exceed $4,000,000 in the aggregate at any one time outstanding; provided, however, that at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2, the Company shall not enter into any additional Guarantees of loans by third parties to its employees."

         2.14. Amendment of Section 6.6.16. Section 6.6.16 of the Credit Agreement is amended to read in its entirety as follows:



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

                  "6.6.16. Indebtedness of Foreign Subsidiaries in respect of credit facilities to finance working capital and other valid business purposes in an aggregate amount not to exceed $70,000,000 in the Equivalent Amount of United States Funds, computed as of the most recent date such Indebtedness was incurred, minus Irish Loan Equivalents minus Receivables Securitization Proceeds (provided, however, that the amount subtracted in respect of Receivables Securitization Proceeds shall not exceed $30,000,000)"

         2.15. Addition of Section 6.7.16 Section 6.7 of the Credit Agreement is amended by adding immediately after Section 6.7.15 new section 6.7.16 to read in its entirety as follows:

                  "6.7.16. Claim of lien in the amount of $46,441.33 filed on October 23, 2000 in Taylor County, Florida by Rental Service Corporation USA Inc. against certain real property owned by Buckeye Florida Corporation (the "Florida Lien"); provided, however, that the Company shall, (a) no later than November 15, 2001, provide the Agent with an endorsement to the title insurance policy issued with respect to the real property located in Florida satisfactory to the Agent confirming that the Florida Lien has expired by its terms and deleting the Florida Lien as an exception to such title insurance policy, or (b) alternatively, in the event that the holder of the Florida Lien seeks to enforce such lien, the Company shall provide prompt written notice of such action to the Agent and shall bond such lien and provide the Agent with an endorsement to the title insurance policy issued with respect to the real property located in Florida confirming that such lien has been bonded and deleting the Florida Lien as an exception to such title insurance policy."

         2.16. Amendment of Section 6.8.5. Section 6.8.5 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.8.5. So long as immediately before and after giving effect thereto no Default exists, and so long as the Company (if the Company is party thereto) or a Guarantor (if the Company is not party thereto) is the surviving entity, the Company and its Subsidiaries may acquire another entity in the same line of business as the Company as described in Section 6.2.1:

                           (a) at all times when Consolidated Total Net Debt (calculated on a pro forma basis giving effect to the proposed acquisition) is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters (calculated on a pro forma basis giving effect to the proposed acquisition as if such acquisition had been consummated at the beginning of such period) for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 or 6.4.2, only with the consent of the Required Lenders;

                           (b) at all other times, for a purchase price not exceeding, except with the consent of the Required Lenders, $50,000,000 for any single



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

                           acquisition and $100,000,000 in cumulative aggregate purchase price for all acquisitions permitted by this
                           Section 6.8.5 during the period from the Initial Closing Date through the Final Maturity Date; provided, however, that (i) the acquisition must be approved by the target entity's board of directors,
                           (ii) the Company must be in compliance with the Computation Covenants immediately after giving effect to such acquisition, (iii) the acquired entity must not have any environmental liabilities which, after giving effect to such acquisition, would reasonably be expected to result in a Material Adverse Change and (iv) any Subsidiary (other than a Foreign Subsidiary) acquired under this Section 6.8.5 shall guarantee the Credit Obligations, as contemplated by
                           Section 9.9."

         2.17. Addition of Section 6.8.9. Section 6.8 of the Credit Agreement is amended by adding immediately after Section 6.8.8 new
                  Section 6.8.9 to read in its entirety as follows:

                  "6.8.9. So long as immediately before and after giving effect thereto no Default exists, and provided that the Company complies with
         Section 9.9, the Company may create a wholly owned Subsidiary that constitutes a holding company for the Company's European Subsidiaries."

         2.18. Amendment of Section 6.9.2. Section 6.9.2 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.9.2. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions in an aggregate amount which shall not exceed the sum of (i) 50% of the sum of the Consolidated Net Income (which may be a negative number) for each fiscal quarter after March 31, 2001, plus (ii) the net amount received by the Company from the exercise of options and other purchases of Company stock after March 31, 2001 by Company employees plus (iii) $35,000,000, which amount in this clause (iii) may be applied to pay dividends to stockholders or to repurchase shares of the Company's capital stock from its stockholders only after the amounts in clauses (i) and (ii) have already been applied in their entirety to pay dividends or to make stock repurchases; provided, however, that the Company shall not make Distributions to pay dividends on or in respect of any shares of the Company's capital stock or to repurchase shares of the Company's capital stock from its stockholders at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2."

         2.19. Amendment of Section 6.9.5. Section 6.9.5. of the Credit Agreement is amended to read in its entirety as follows:

                  "6.9.5. So long as immediately before and after giving effect thereto no Default exists, the Company may repurchase shares of its stock from employees whose employment with the Company and its Subsidiaries has terminated, to the extent required by the Company's nonqualified employee benefit plans and contracts in an aggregate amount not exceeding the sum of $1,000,000 in any fiscal year plus net amounts received by the Company during such fiscal year from the exercise of options and other purchases of Company stock by employees; provided, however, that the Company shall not repurchase shares of its stock from employees pursuant to this Section 6.9.5 at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2."

         2.20. Amendment of Section 6.13. Section 6.13 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.13. Voluntary Prepayments of Other Indebtedness. Neither the Company nor any of its Domestic Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations) in an aggregate amount exceeding $20,000,000 since the Initial Closing Date, except that the Company and its Domestic Subsidiaries may refinance Financing Debt to the extent permitted by Section 6.6; provided, however, that such amount shall increase to $40,000,000 at any time when Consolidated Total Net Debt is less than 250% of Consolidated for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2; and provided, further, that if Consolidated Total Net Debt decreases below 250% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with
         Section 6.4.2 and then subsequently becomes greater than 250%, such amount shall be limited to the greater of $20,000,000 in the aggregate or the aggregate amount of such prepayments made as of the time Consolidated Total Net Debt again became greater than 250% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section
         6.4.2. Notwithstanding the foregoing, neither the Company nor any of its Domestic Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations) at any time when Consolidated Total Net Debt is greater than 350% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.2."

         2.21. Addition of Section 8.1.12. Section 8.1. of the Credit Agreement is amended by adding immediately after Section
                  8.1.11 new Section 8.1.12 to read in its entirety as follows:

                  "8.1.12. On or before October 31, 2001, the Company shall fail to provide the Lenders with a perfected security interest in (a) Buckeye Lumberton Inc d/b/a Buckeye Gaston's real and personal property located in Gaston, North Carolina, (b) Buckeye Mt. Holly LLC's real and personal property located in Gaston, North Carolina, and (c) the membership interests in Buckeye Mt. Holly LLC, all as more particularly described in section 2.2.3 of the Security Agreement."

         2.22. Amendment of Section 10.1. Section 10.1(a) of the Credit Agreement is amended by adding the phrase "commercial finance examiners," immediately following the phrase "any environmental audit report".

3. Representations and Warranties. In order to induce the Agent and the documentation agents to enter into this Agreement, each of the Company and the Guarantors jointly and severally represents and warrants that after giving effect to this Agreement, (a) no Default exists and (b) the representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date).

4.       Conditions to Effectiveness.

         4.1. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Company and the Guarantors. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect. The Agent shall have received copies of all documents, including acquisition agreements, certificates, records of corporate and partnership proceedings and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate, partnership or governmental authorities.

         4.2. Payment of Fees and Expenses. The Company shall have paid to the Agent (a) for the account of the Lenders, an amendment fee in an amount equal to 0.25% of the respective Commitments of the Lenders and (b) the reasonable legal fees and expenses of the Agent with respect to this Agreement and the transactions contemplated hereby.

         4.3. Receivables Securitization. The Company shall have furnished to the Agent a summary of the proposed term sheet, the terms of which must be satisfactory to the Agent, of the nonrecourse insured Receivables Securitization facility it intends to enter into following the Amendment Date.

         4.4.     Florida and Tennessee Real Property.

                  4.4.1. Notwithstanding anything in the Credit Agreement or the Security Agreement to the contrary, the Obligors shall have duly authorized executed, acknowledged and delivered to the Agent (a) a mortgage in substantially the form previously agreed upon on substantially all of the real property owned by Buckeye Florida, Limited Partnership and located in Florida except for the property commonly known as San Pedro Bay comprising approximately 7,000 acres, together with related UCC financing statements and
                           (b) a deed of trust in substantially the form previously agreed upon on the real property owned by the Company and located in Tennessee together with related UCC financing statements.

                  4.4.2. In connection with each mortgage and deed of trust to be delivered in accordance with Section 4.4.1, the Agent shall have received as of the effective date of this Agreement (a) ALTA mortgagee title insurance policies or unconditional commitments therefor in the form of the proforma title insurance policies issued by First American Title Insurance Company with respect to the properties located in Florida and Tennessee and attached as Exhibit B to that certain Escrow Agreement dated as of April 16, 2001 by and among Buckeye Technologies Inc., a Delaware corporation, Buckeye Lumberton Inc., a North Carolina Corporation, d/b/a Buckeye Gaston, Buckeye Mt. Holly LLC, a Delaware limited liability company, Buckeye Florida, Limited Partnership, a Delaware limited partnership, Fleet National Bank, a national banking association as Agent and First American Title Insurance Company, a California corporation as Escrow Holder (the "Escrow Agreement"), (b) evidence satisfactory to the Agent that the Company has paid to the title company or to the appropriate governmental authority all expenses and premiums of the title company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the mortgage and deed of trust in the appropriate real estate records, and (c) an opinion of local counsel reasonably satisfactory to the Agent in all respects with respect to the enforceability of each such mortgage and deed of trust.

5. Confirmation of Security Agreement. As a result of the foregoing provisions, the parties confirm that, upon the Amendment Date, the documents held in escrow pursuant to section 2.2.4 of the Security Agreement may be released to the Company.

6. Certain Calculations. Amounts in respect of interest, commitment fees, Letter of Credit fees and other amounts payable under the Amended Credit Agreement shall be payable in accordance with the terms of the Credit Agreement as in effect prior to giving effect to the amendments provided in Section 2 hereof for periods prior to the Amendment Date and in accordance with the Amended Credit Agreement for periods from and after the Amendment Date.

7. General. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.




                 [The rest of this page is intentionally blank]

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                    BUCKEYE TECHNOLOGIES INC.
                                    BUCKEYE FLORIDA CORPORATION
                                    BUCKEYE FOLEY CORPORATION
                                    BUCKEYE LUMBERTON INC.
                                    BKI FINANCE CORPORATION
                                    BKI INTERNATIONAL INC.

                                    By: /S/ D. B. FERRARO
                                        ----------------------------------------
                                        As an authorized officer of each of the
                                        foregoing corporations

                                    BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                                    By Buckeye Florida Corporation, general
                                    partner

                                    By: /S/ D. B. FERRARO
                                        ----------------------------------------
                                        Title: PRESIDENT

                                    BUCKEYE  MT. HOLLY LLC
                                    By Buckeye Lumberton Inc., Manager

                                    By: /S/ D. B. FERRARO
                                        ----------------------------------------
                                         Title: PRESIDENT

                                    BKI ASSET MANAGEMENT CORPORATION
                                    BKI HOLDING CORPORATION

                                    By: /S/ FRANCIS JACOBS
                                        ----------------------------------------
                                         Title: PRESIDENT

                                    BKI LENDING INC.

                                    By: /S/ DORIS J. KRICK
                                        ----------------------------------------
                                         Title: PRESIDENT

                                    BFC I CORP.

                                    By: /S/ DORIS J. KRICK
                                        ----------------------------------------
                                        Doris J. Krick, Secretary


                                    BFOL 1 CORP.

                                    By: /S/ DORIS J. KRICK
                                        ----------------------------------------
                                        Doris J. Krick, President

                                    BFC 2 LP

                                    By: BFOL 1 Corp., its general partner

                                        By: /S/ DORIS J. KRICK
                                            ------------------------------------
                                            Doris J. Krick, President


                                    BFOL 2 LP

                                    By: BFC I Corp., its general partner

                                        By: /S/ DORIS J. KRICK
                                            ------------------------------------
                                            Doris J. Krick, Secretary

                                    BFC 3 LLC
                                    By: BFOL 2 LP, its manager
                                        By: BFC I Corp., its general partner

                                        By: /S/ DORIS J. KRICK
                                            ------------------------------------
                                            Doris J. Krick, Secretary

                                    BFOL 3 LLC
                                    By: BFC 2 LP, its manager
                                        By: BFOL 1 Corp., its general partner

                                        By: /S/ DORIS J. KRICK
                                            ------------------------------------
                                            Doris J. Krick, President


                                    MERFIN SYSTEMS INC.


                                    By: D. B. FERRARO
                                        ----------------------------------------
                                        Title:

                                    FLEET NATIONAL BANK

                                    By  /S/ THOMAS J. MAHONEY
                                        ----------------------------------------
                                        Title: DIRECTOR


                                    ABN AMRO BANK, N.V.

                                    By /S/ LAURIE D. FLOM
                                        ----------------------------------------
                                        Title: SENIOR VICE PRESIDENT

                                    By  /S/ WENDY WATTERS
                                        ----------------------------------------
                                        Title: VICE PRESIDENT

                                    BANK OF AMERICA, N.A.

                                    By  /S/ THOMAS BRANYAN
                                        ----------------------------------------
                                        Title:


                                    THE BANK OF NOVA SCOTIA

                                    By  /S/ M. D. SMITH
                                        ----------------------------------------
                                        Title: AGENT


                                    FIRST PIONEER FARM CREDIT, ACA

                                    By  /S/ JIM PAPAL
                                        ----------------------------------------
                                        Title: VICE PRESIDENT

                                    FIRST UNION NATIONAL BANK

                                    By  /S/ J. ANDREW PHELPS
                                        ----------------------------------------
                                        Title: VICE PRESIDENT

                                    FIRSTAR BANK, NATIONAL ASSOCIATION

                                    By  /S/ DEREK S. ROUDEBUSH
                                        ----------------------------------------
                                        Title: VICE PRESIDENT


                                    TORONTO DOMINION (TEXAS), INC.

                                    By  /S/ ANN S. STANIS
                                        ----------------------------------------
                                        Title:


                                    UNION PLANTERS BANK, NA

                                    By  /S/ STEVE WEAVER
                                        ----------------------------------------
                                        Title: VICE PRESIDENT

                                    WACHOVIA BANK, NA

                                    By  /S/ ANNE L. SAYES
                                        ----------------------------------------
                                        Title: SENIOR VICE PRESIDENT